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                                                                    EXHIBIT 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
ebix.com, Inc.:

We consent to the use of our report dated May 26, 2000, relating to the consolidated balance sheet of ebix.com, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, comprehensive income, stockholders' equity (deficit), and cash flows for the year ended December 31, 1999, and the related financial statement schedule, incorporated by reference in this registration statement on Form S-8 from ebix.com's Annual Report on Form 10-K for the year ended December 31, 1999.


                                                           /s/ KPMG LLP


Chicago, Illinois
September 14, 2000